                                    UCFC                            EXHIBIT 20.3
                               UCFC Loan Trust
                                 Series 1996-A

                       Statement  To  Certificateholders

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Distribution Date:         October 15, 1996
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LOAN GROUP 1 PRINCIPAL BALANCE:                                   301,155,696.60
TOTAL PRINCIPAL:                                                    5,115,346.82
PREPAYMENTS:                                                        4,616,219.59
NET LIQUIDATION PROCEEDS:                                                   0.00
TOTAL INTEREST:                                                     1,676,312.32

LOAN GROUP 2 PRINCIPAL BALANCE:                                    93,695,976.09
TOTAL PRINCIPAL:                                                    1,186,998.96
PREPAYMENTS:                                                        1,065,144.88
NET LIQUIDATION PROCEEDS:                                                   0.00
TOTAL INTEREST:                                                       473,525.35


CLASS A-1 CARRY-FORWARD AMOUNT:                                             0.00
CLASS A-2 CARRY-FORWARD AMOUNT:                                             0.00
CLASS A-3 CARRY-FORWARD AMOUNT:                                             0.00
CLASS A-4 CARRY-FORWARD AMOUNT:                                             0.00
CLASS A-5 CARRY-FORWARD AMOUNT:                                             0.00
CLASS A-6 CARRY-FORWARD AMOUNT:                                             0.00
CLASS A-7 CARRY-FORWARD AMOUNT:                                             0.00
CLASS A-8 CARRY-FORWARD AMOUNT:                                             0.00
CLASS A-9 CARRY-FORWARD AMOUNT:                                             0.00

SUBSTITUTION AMOUNTS GROUP 1:                                               0.00
LOAN PURCHASE PRICES GROUP 1:                                               0.00

SUBSTITUTION AMOUNTS GROUP 2:                                               0.00
LOAN PURCHASE PRICES GROUP 2:                                               0.00

RESERVE ACCOUNT BALANCE:                                           21,746,120.89

INSURED PAYMENT GROUP 1:                                                    0.00
INSURED PAYMENT GROUP 2:                                                    0.00

SERVICING FEES DUE GROUP 1:                                           127,612.93
SERVICING FEES DUE GROUP 2:                                            39,534.57

GUARANTEE FEES DUE GROUP 1:                                                 0.00
GUARANTEE FEES DUE GROUP 2:                                                 0.00
                                        (R) COPYRIGHT 1996 Bankers Trust Company

                                      UCFC
                                UCFC Loan Trust
                                 Series 1996-A

                       Statement  To  Certificateholders

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Distribution Date:             October 15, 1996
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NET REALIZED LOSSES GROUP 1:                                                0.00
NET REALIZED LOSSES GROUP 2:                                                0.00


CUMULATIVE RESERVE ACCOUNT WITHDRAWALS:                                     0.00


SUBORDINATED AMOUNT:                                               68,000,000.00

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DELINQUENT AND                                                                      LOANS
FORECLOSURE LOAN                30 TO 59        60 TO 89        90 AND OVER          IN
INFORMATION                       DAYS            DAYS             DAYS          FORECLOSURE
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PRINCIPAL BALANCE - GROUP 1   11,153,447.97     3,847,611.26    5,985,907.49        0.00
NUMBER OF LOANS                         253               85             130           0
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PRINCIPAL BALANCE - GROUP 2    3,275,518.76     1,144,675.73    1,856,781.29        0.00
NUMBER OF LOANS                          49               15              24           0
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AGGREGATE PRINCIPAL  BALANCE  14,428,966.73     4,992,286.99    7,842,688.78        0.00
AGGREGATE NUMBER OF LOANS               302              100             154           0
Note: Quantity and Principal Balance of Foreclosures are Included in the Delinquency Figures.
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LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 1:                                      51
PRINCIPAL BALANCE OF LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 1:       2,395,183.04

LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:                                       7
PRINCIPAL BALANCE OF LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:         389,403.85

REO LOANS - GROUP 1:                                                           3
PRINCIPAL BALANCE OF REO LOANS - GROUP 1:                             103,491.88

REO LOANS - GROUP 2:                                                           0
PRINCIPAL BALANCE OF REO LOANS - GROUP 2:                                   0.00

BOOK VALUE OF REO PROPERTY:                                                 0.00
REO PROCEEDS:                                                               0.00

REO PROPERTY MATTERS:                 (SEE ATTACHMENTS IF ANY)

OTHER FORECLOSURE INFORMATION:        (SEE ATTACHMENTS IF ANY)
                                   (R) COPYRIGHT 1996 Bankers Trust Company UCFC


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